UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 29, 2011

PREMIER HOLDING CORP.
(Name of small business issuer specified in its charter)

Nevada	000-53824	88-0344135
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

4705 West Addisyn Court

                       Visalia, CA 93291
(Address of principal executive offices)

               559-732-8177
(Registrant’s telephone number)

______________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 8.01  Other Information.

On  January 29, 2011, the Company’s Board of Directors adopted a resolution to issue to Jack Gregory, the Company’s President and CEO, eight hundred and fourteen thousand two hundred seventeen (814,217) shares of restricted stock of the Company  in return for cancellation of ninety seven thousand seven hundred six ($97,706) dollars of Company debt owed to Jack Gregory.  The price per share of the Company stock was set at $0.12 (twelve cents) and this price was determined from the previous issuance of stock at $0.12 to Jack Gregory.  The Company’s shares (PRHL) are listed on the Bulletin Board at $0.035 (three and one half cents) bid and no offer and there have been no shares of the Company traded since the inception of trading and as of January 28, 2011.  The amount of $97,706 will be removed from the liabilities of the company and appropriate adjustments made to the financial statements.  Since the Company did not have the cash or assets to pay this debt, it was decided to pay the debt with restricted stock of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2011	PREMIER HOLDING CORP. By: Jack Gregory /s/ Jack Gregory Chief Executive Officer

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